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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                          BUTLER MANUFACTURING COMPANY
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SEC 1913 (02-02)


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The following press release was issued by Butler Manufacturing Company on April
15, 2004:

BUTLER MANUFACTURING COMPANY EVALUATES PROPOSAL

FROM ROBERTSON-CECO CORPORATION

         KANSAS CITY, MO, April 15, 2004 -- On April 13, 2004, the Board of Directors of Butler Manufacturing Company ("Butler") [BBR:NYSE] received an unsolicited proposal from Robertson-Ceco Corporation ("RCC") who issued a press release on April 14, 2004 describing its proposal to acquire Butler. As previously announced and described in the proxy statement mailed to Butler stockholders on March 26, 2004, Butler has entered into an Agreement and Plan of Merger with BlueScope Steel Limited ("BlueScope"), whereby Butler stockholders would be entitled to receive $22.50 per share in cash. A special meeting of Butler stockholders is scheduled on April 27, 2004 to vote on the proposed merger with BlueScope.

         Butler's Board of Directors has met to review and consider the RCC proposal. After consultation with its financial advisors and outside legal counsel, the Board has determined that the RCC proposal is too vague and uncertain for the Board to conclude that it represents a Superior Proposal. Under the terms of the merger agreement with BlueScope, a Superior Proposal is defined as an acquisition transaction that is reasonably likely to be consummated on the terms proposed, taking into account all legal, financial, regulatory and other aspects, and would result in a more favorable outcome than the BlueScope merger from a financial point of view to Butler stockholders if consummated, taking into account the proposed timing.

         In reviewing the RCC proposal, the Board was concerned that too many questions remained unanswered. For example, the RCC proposal did not provide evidence that definitive sources of committed funds were available to consummate the contemplated transactions and finance the payment of consideration to Butler stockholders. In addition, the RCC proposal includes a number of complex steps involving multiple parties, which led the Board to conclude that the timeline to finalize the RCC transaction would be lengthy and uncertain. The Board was also mindful of the existing Noteholder Amendment Agreement, dated December 30, 2003, that requires Butler to conclude a transaction that provides for payment in full of all Butler's obligations to its senior note holders by April 30, 2004. The Board concluded the RCC proposal did not adequately address these and other issues.

         In addition, the Board considered the fact that RCC participated in the sale process for Butler during late 2003 and early 2004 and RCC was unable to provide a proposal that the Board elected to pursue during that period.

         The Board weighed the relative certainty of the BlueScope merger against the apparent risk and uncertainty associated with consummating the transactions outlined in the RCC proposal. In light of Butler's current financial condition, the Board also considered the risks of continuing to operate Butler's business for the extended period of time necessary to seek to conclude the transactions proposed by RCC. These factors also contributed to the Board's evaluation of the RCC proposal.



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         The Board continues to believe that the merger with BlueScope will be closed, subject to stockholder approval, immediately following the special meeting of Butler stockholders on April 27, 2004. Because the Board determined that the RCC proposal is too vague and uncertain to represent a Superior Proposal, Butler is precluded under the merger agreement with BlueScope from entering into or participating in discussions with RCC at this time. The Board continues to recommend that Butler stockholders vote for approval and adoption of the BlueScope merger agreement

Statements in this press release concerning the company's business outlook or future economic performance; anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in such statements. Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and order pattern, the seasonal nature of the business, changes in pricing or other actions by competitors, and general economic conditions, as well as other risks detailed in the company's 2003 Annual Report to the Securities and Exchange Commission on page 4.